UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 3, 2005

PENN VIRGINIA CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	1-13283	23-1184320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Radnor Corporate Center, Suite 230

100 Matsonford Road

Radnor Pennsylvania 19087

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (610) 687-8900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

a. Description of Penn Virginia Resource Partners, L.P. Acquisition.

Penn Virginia Corporation (the “Company”) owns 100% of the membership interests of Penn Virginia Resource GP, LLC, a Delaware limited liability company, which is the sole two percent general partner of Penn Virginia Resource Partners, L.P., a master limited partnership whose common units are traded on the New York Stock Exchange (“PVR”). As of March 3, 2005, the date of this Report, the Company owned an approximate 43% limited partner interest in PVR.

As previously reported in the Company’s Form 10-Q for the quarter ended March 31, 2005, and as previously reported by PVR in PVR’s Current Reports on Form 8-K filed on November 29, 2004 and March 9, 2005, respectively, on March 3, 2005, PVR completed the acquisition (the PVR Acquisition”) of 100% of the membership interests of Cantera Gas Resources, LLC (“Cantera Resources”), a company engaged in the midstream gas gathering and processing businesses (the “Business”), for total cash consideration of $191 million. The purchase price was funded with PVR’s $110 million term loan, and with borrowings under PVR’s $150 million revolving credit facility.

The Business purchased by PVR includes three gas gathering and processing systems and one standalone gas gathering system. At the time of closing of the PVR Acquisition, the systems gathered aggregate volumes in excess of 135 MMcfd, and the gas plants processed an estimated aggregate 113 MMcfd and produced an aggregate of approximately 9,200 barrels per day of natural gas liquids. Following is a description of each system.

•	Beaver/Perryton System. The Beaver/Perryton System is composed of gathering and processing assets in the panhandle regions of Oklahoma and Texas and includes 1,160 miles of two to 16-inch gas gathering pipe. The Beaver natural gas processing facility has processing capacity of 100 MMcfd and, at the time of the PVR Acquisition, was processing a volume of approximately 87 MMcfd.

•	Crescent System. The Crescent System is composed of gathering and processing assets in Central Oklahoma and includes 1,670 miles of two to 10-inch gas gathering pipe. The Crescent natural gas processing facility has processing capacity of 40 MMcfd and, at the time of the PVR Acquisition, was processing a volume of approximately 19 MMcfd.

•	Hamlin System. The Hamlin System is composed of gathering and processing assets in Central Texas and includes 515 miles of two to 12- inch gas gathering pipe. The Hamlin natural gas processing facility has processing capacity of 20 MMcfd and, at the time of the PVR Acquisition, was processing a volume of approximately 7 MMcfd.

•	Arkoma System. The Arkoma System is composed of three gathering systems in Eastern Oklahoma and consists of 78 miles of three to 12-inch gas gathering pipe. The gas gathered in the Arkoma System does not require any processing. At the time of the PVR Acquisition, the Arkoma System was gathering a volume of approximately 16 MMcfd.

In addition to the four midstream systems, PVR also acquired Cantera Resource’s natural gas marketing business, which aggregates third-party volumes and sells them into intrastate pipelines and at market hubs accessed by various interstate pipelines. Revenue from this business does not generate qualifying income for a master limited partnership.

b. Certain Audited Financial Statements of Cantera Natural Gas, LLC – Mid-Continent Division.

Following are these audited financial statements of Cantera Natural Gas, LLC—Mid Continent Division (a Division of Cantera Natural Gas, LLC):

•	Report of Independent Registered Public Accounting Firm

•	Consolidated Balance Sheets as of December 31, 2004 and December 31, 2003

•	Consolidated Statements of Operations for the Year ended December 31, 2004 and the Period from June 25, 2003 (inception) through December 31, 2003

•	Consolidated Statements of Divisional Equity for the Year ended December 31, 2004 and the Period from June 25, 2003 (inception) through December 31, 2003

•	Consolidated Statements of Cash Flows for the Year ended December 31, 2004 and the Period from June 25, 2003 (inception) through December 31, 2003

•	Notes to Consolidated Financial Statements

Report of Independent Registered Public Accounting Firm

The Board of Directors

Cantera Natural Gas, LLC:

We have audited the accompanying balance sheets of Cantera Natural Gas, LLC—Mid Continent Division (a division of Cantera Natural Gas, LLC) as of December 31, 2004 and 2003, and the related statements of operations, divisional equity, and cash flows for the year ended December 31, 2004 and for the period from June 25, 2003 (inception) through December 31, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cantera Natural Gas, LLC—Mid Continent Division (a division of Cantera Natural Gas, LLC) as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the year ended December 31, 2004 and for the period from June 25, 2003 (inception) through December 31, 2003, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Denver, Colorado

February 18, 2005

CANTERA NATURAL GAS, LLC—MID CONTINENT DIVISION

(A Division of Cantera Natural Gas, LLC)

Balance Sheets

December 31, 2004 and 2003

	2004	2003
Assets
Current assets:
Accounts receivable, net of allowance of $210,788 and $210,788 in 2004 and 2003, respectively	$41,958,686	$35,274,708
Product inventory	2,362,140	1,274,875
Prepaids and other	1,381,229	702,159

Total current assets	45,702,055	37,251,742

Property, plant, and equipment, net	81,681,270	83,777,564

Other assets	58,983	49,677

	$127,442,308	$121,078,983

Liabilities and Divisional Equity
Current liabilities:
Accounts payable	$37,261,192	$31,658,291
Accrued liabilities	324,863	2,507,947
Capital lease obligation	—	101,670
Income taxes payable	—	1,454,690

Total current liabilities	37,586,055	35,722,598
Intercompany loan	2,671,744	20,925,951
Deferred tax liability	—	1,385,410

Total liabilities	40,257,799	58,033,959

Commitments and contingencies	—	—
Divisional equity:
Divisional capital	58,335,000	58,335,000
Retained earnings	28,849,509	4,710,024

	87,184,509	63,045,024

	$127,442,308	$121,078,983

See accompanying notes to financial statements.

CANTERA NATURAL GAS, LLC—MID CONTINENT DIVISION

(A Division of Cantera Natural Gas, LLC)

Statements of Operations

Year ended December 31, 2004 and period from

June 25, 2003 (inception) through December 31, 2003

	2004	2003
Revenue:
Sale of residue gas	$178,318,766	$63,685,914
Sale of natural gas liquids	91,878,631	30,484,830
Sale of condensate and other	6,484,780	2,196,947
Gathering/transportation fees and other	6,720,562	3,094,965
Marketing revenue, net	2,128,724	5,505,521

Total revenue	285,531,463	104,968,177
Cost of gas purchased	240,189,152	86,991,752

Gross margin	45,342,311	17,976,425
Operating expenses	11,802,086	5,549,095

Net margin	33,540,225	12,427,330

General, administrative, and depreciation:
General and administrative expense	3,897,678	1,403,397
Depreciation expense	6,026,785	2,827,403

Total general, administrative, and depreciation	9,924,463	4,230,800

Operating income	23,615,762	8,196,530

Other income (expense):
Interest expense	(533,780)	(695,946)
Gain on sale of assets	65,374	—
Other, net	11,433	49,540

Total other income (expense)	(456,973)	(646,406)

Income before taxes	23,158,789	7,550,124
Income tax provision (benefit):
Deferred	(1,385,410)	1,385,410
Current	404,714	1,454,690

Net income	$24,139,485	$4,710,024

See accompanying notes to financial statements.

CANTERA NATURAL GAS, LLC—MID CONTINENT DIVISION

(A Division of Cantera Natural Gas, LLC)

Statements of Divisional Equity

Year ended December 31, 2004 and period from

June 25, 2003 (inception) through December 31, 2003

	Divisional Capital	Retained Earnings	Total
Balance, inception (June 25, 2003)	—	—	—
Capital allocation from Parent	$58,335,000	—	$58,335,000
Net income	—	$4,710,024	4,710,024

Balance, December 31, 2003	58,335,000	4,710,024	63,045,024
Net income	—	24,139,485	24,139,485

Balance, December 31, 2004	$58,335,000	$28,849,509	$87,184,509

See accompanying notes to financial statements.

CANTERA NATURAL GAS, LLC—MID CONTINENT DIVISION

(A Division of Cantera Natural Gas, LLC)

Statements of Cash Flows

Year ended December 31, 2004 and period from

June 25, 2003 (inception) through December 31, 2003

	2004	2003
Cash flow from operating activities:
Net income	$24,139,485	$4,710,024
Adjustments to reconcile net income to net cash provided by operating activities:
Bad debt expense	—	210,788
Depreciation	6,026,785	2,827,403
Gain on sale of assets	(65,374)	—
Deferred taxes	(1,385,410)	1,385,410
Changes in operating assets and liabilities, net of effects of acquisition:
Accounts receivable	(6,683,977)	3,661,969
Product inventory	(1,087,265)	1,010,433
Prepaids and other assets	(687,852)	1,664,652
Accounts payable	5,602,901	2,586,628
Accrued liabilities	(2,183,084)	(2,965,575)
Income taxes payable	(1,454,690)	1,454,690

Net cash provided by operating activities	22,221,519	16,546,422

Cash flow from investing activities:
Acquisition of CMS assets	(1,045,196)	—
Capital expenditures	(2,885,820)	(819,812)
Proceeds on sale of assets	65,374	—

Net cash used in investing activities	(3,865,642)	(819,812)

Cash flow from financing activities:
Repayments under intercompany loan	(18,254,207)	(15,430,582)
Payments on capital lease obligation	(101,670)	(296,028)

Net cash used in financing activities	(18,355,877)	(15,726,610)

Net change in cash and cash equivalents	—	—
Cash and cash equivalents, beginning of year	—	—

Cash and cash equivalents, end of year	$—	$—

See accompanying notes to financial statements.

CANTERA NATURAL GAS, LLC MID CONTINENT DIVISION

(A Division of Cantera Natural Gas, LLC)

Notes to Financial Statements

December 31, 2004 and 2003

(1)	Organization and Business

Cantera Natural Gas, LLC—Mid Continent Division (the Company) was formed as a division of Cantera Natural Gas, LLC (formerly Cantera Natural Gas, Inc.) (the Parent) on June 25, 2003 (Inception). On July 2, 2003, the Parent purchased all of the shares of CMS Field Services, Inc. (Field Services) (see note 3). On January 2, 2004, Cantera Natural Gas, Inc., previously a Delaware corporation subject to income tax, was reorganized into a Delaware limited liability company, Cantera Natural Gas, LLC and, consequently, is no longer subject to taxation. See note 5, Income Taxes, regarding the impact of the conversion.

The Company is composed of the Field Services assets located in the mid-continent region of the United States. The Company provides natural gas gathering and processing and related services, which include compression, treatment and natural gas liquids (NGLs) extraction services for natural gas producers. Such services are provided primarily to customers in Texas, Oklahoma, and Louisiana.

(2)	Summary of Significant Accounting Policies

(a) Stand-Alone Presentation

The Parent does not maintain separate books and records for the Company. As such, in order to prepare stand-alone financial statements for the Company, the Parent compiled accounts specifically identifiable to the Company and calculated or allocated certain other balances as further discussed below.

Initial Allocation of Assets, Divisional Capital, and Intercompany Debt

The Parent utilized proceeds from equity contributions and third-party bank debt to finance the acquisition of Field Services. Certain of the Field Services assets acquired were assigned to the Company. In conjunction with the assignment of the Field Services assets to the Company, the Parent allocated divisional equity and intercompany debt to the Company on a pro rata basis. The initial balances allocated to the Company are presented in the following table:

Field services assets assigned	$94,691,533
Divisional equity allocated	(58,335,000)
Intercompany debt allocated	(36,356,533)

$—

Intercompany Debt

The Parent serves as the cash collection point for each of its divisions, with the corresponding offset to intercompany debt. As such, no cash has been presented in the accompanying balance sheets. Subsequent to the initial allocation of intercompany debt discussed above, intercompany debt was increased or decreased based on the net cash generated or used by the Company.

Interest Expense

The accompanying statements of operations include interest expense allocated from the Parent. The amount of the interest expense is calculated on the Company’s intercompany loan balance at the end of the year using the same interest rate as the Parent’s bank debt (4.41% in 2004 and 4.86% in 2003). Interest charged to the Company for 2004 and 2003 was $533,780 and $695,946, respectively.

CANTERA NATURAL GAS, LLC MID CONTINENT DIVISION

(A Division of Cantera Natural Gas, LLC)

Notes to Financial Statements—(Continued)

December 31, 2004 and 2003

General and Administrative Expenses

The accompanying statements of operations include an allocation of the Parent’s general and administrative expenses. The amount of general and administrative expense allocated to the Company by the Parent was based on the proportionate value of the Field Services assets assigned to the Company to the value of all the Field Services assets acquired.

Income Tax Provision

The accompanying statements of operations include an income tax provision for 2003, which was determined by the Parent as if the Company was a stand-alone taxpayer. The deferred portion of the provision was reversed in 2004 with the corporate reorganization (see note 2 (i)).

Management of the Company believes that the allocation methods discussed above are reasonable and that the allocated amounts reflect a reasonable estimation of the costs the Company would have incurred had it operated as an unaffiliated entity.

(b) Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(c) Gas Gathering and Processing and Natural Gas Liquids Operations

The Company’s revenue is derived from the sale of residue gas, NGLs, and condensate, marketing of gas for third parties and fees collected for gathering and transporting natural gas and NGLs. Revenue from the sale of NGLs and residue gas is recognized when the NGLs and residue gas produced at the Company’s gas processing plants are sold. The Company’s gathering and transportation revenue is recognized based upon actual volumes delivered. Costs are expensed as incurred.

(d) Imbalances

The Company’s activities periodically result in imbalances whereby the Company’s customers have either over or under delivered natural gas to the Company’s system. Cost for pipeline imbalances is determined based on the Company’s weighted average cost of gas, using the first-in, first-out method, during the month in which the imbalance was created. Net positive imbalances, representing under deliveries from customers, are recorded as gas imbalance inventory, whereas net negative imbalances, representing over deliveries from customers, are recorded as a liability. The cost of NGL inventory is determined based on the weighted average cost of NGLs, including transportation and carrying charges. At December 31, 2004 and 2003, the Company had net positive gas imbalance of $571,000 and $322,600, respectively, and net positive NGL imbalances of $1,790,400 and $952,200, respectively, which are included in product inventory. The weighted average cost of gas underlying the Company’s net product inventory at December 31, 2004 and 2003, respectively, approximates market value.

CANTERA NATURAL GAS, LLC MID CONTINENT DIVISION

(A Division of Cantera Natural Gas, LLC)

Notes to Financial Statements—(Continued)

December 31, 2004 and 2003

(e) Property, Plant, and Equipment

Property, plant, and equipment are recorded at cost. Maintenance and repairs are charged to expense as incurred. Expenditures that extend the useful lives of assets are capitalized. When assets are retired or otherwise disposed of, the cost of the assets and the related accumulated depreciation are removed from the accounts. Any gain or loss on retirements is reflected in other income in the year in which the asset is disposed. Depreciation is provided on a straight-line basis over the estimated useful life for each asset. Property, plant, and equipment consists of the following at December 31:

	Useful lives	2004	2003
Gas processing and gathering systems—acquired	15 years	$86,663,485	$85,620,817
Gas processing and gathering systems—additions	20 years	3,425,195	803,247
Vehicles, equipment, and tools	3 years	439,159	180,903

		90,527,839	86,604,967
Less accumulated depreciation		(8,846,569)	(2,827,403)

Net property, plant, and equipment		$81,681,270	$83,777,564

(f) Asset Impairment

The Company follows the provisions of SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. This statement does not apply to goodwill, intangible assets not being amortized, financial instruments, and deferred tax assets. SFAS No. 144 requires an impairment loss to be recorded for assets to be held and used when the carrying amount of a long-lived asset is not recoverable from future estimated cash flows and exceeds its fair value. An asset that is classified as held-for-sale shall be recorded at the lower of its carrying amount or fair value less cost to sell. At December 31, 2004, management believes that there is no impairment of the Company’s long-lived assets.

(g) Fair Value of Financial Instruments

The Company’s financial instruments consist of accounts receivable, accounts payable, other current liabilities, capital lease obligations, and intercompany debt. Except for capital lease obligations and intercompany debt, the carrying amounts of financial instruments approximate fair value due to their short maturities. At December 31, 2004 and 2003, based on rates available for similar types of debt, the fair value of capital lease obligations and intercompany debt approximated their carrying amounts.

(h) Concentration of Credit Risk

Substantially all of the Company’s accounts receivable at December 31, 2004 and 2003, result from the sale of natural gas and NGLs to and gas-gathering fees earned from, other companies in the oil and gas industry. This concentration of customers may impact the Company’s overall credit risk, either positively or negatively, in that these entities may be similarly affected by industry-wide changes in economic or other conditions. Such receivables are generally not collateralized. However, the Company performs credit evaluations on all its customers to minimize exposure to credit risk. During 2004 and 2003, credit losses were not significant.

Revenue for 2004 includes sales to four customers representing 19.5%, 15.3%, 13.0%, and 10.0% of total revenue and for 2003 included sales to four customers representing 25.8%, 19.9%, 13.1%, and 11.2% of total revenue. All remaining customers account for less than 10% each of total revenue.

CANTERA NATURAL GAS, LLC MID CONTINENT DIVISION

(A Division of Cantera Natural Gas, LLC)

Notes to Financial Statements—(Continued)

December 31, 2004 and 2003

(i) Income Taxes

On January 2, 2004, the Parent changed its tax status from a C corporation (taxable entity) to a limited liability company (non-taxable entity). With the conversion to a limited liability company on January 2, 2004, the Company is no longer subject to income tax. Prior to the conversion the Company recorded deferred tax assets and liabilities for the estimated future tax effects of temporary differences between the tax bases of assets and liabilities and amounts reported in the accompanying balance sheets, and for operating loss and tax credit carryforwards.

(j) Comprehensive Income

Comprehensive income (loss) includes all changes in equity during a period from nonowner sources. During 2004 and 2003, the Company had no transactions that were required to be reported as adjustments to net income (loss) to determine comprehensive income (loss).

(i) Derivative Financial Instruments

SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, establishes accounting and reporting standards for derivatives and requires that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded on the balance sheet at fair value as either an asset or liability. The statement requires that changes in the derivative’s fair value be recognized currently in earnings unless specific hedge accounting criteria are met. The Company has not historically entered into derivative financial transactions that do not qualify as normal purchases and sales under the requirements of the statement.

(3)	Acquisition of Gas Gathering and Processing Facilities

On July 2, 2003, the Parent purchased all of the shares of Field Services and assigned the Field Services assets located in the mid-continent region to the Company. The net purchase price of the assets assigned to the Company was $129,634,416 and consisted of the following:

Cash paid	$94,691,533
Liabilities assumed	34,942,883

Total purchase price	$129,634,416

The assets assigned to the Company consisted of six processing/treating plants, over 3,060 miles of gas gathering pipelines with installed gathering compression of more than 80,000 horsepower, interest in a gas gathering entity (Brightstar), and working capital. The Company accounted for the acquisition as a purchase and, accordingly, the operating results of the acquired assets have been included in the Company’s operations since the July 2, 2003 closing date.

The allocation of the purchase price was based on the fair market value of the assets acquired and was allocated to the assets acquired and liabilities assumed as follows:

Gas processing and gathering systems	$85,620,817
Vehicles, equipment, and tools	164,338
Investment in partnerships	40,140
Current assets	43,809,121
Current liabilities	(34,942,883)

$94,691,533

CANTERA NATURAL GAS, LLC MID CONTINENT DIVISION

(A Division of Cantera Natural Gas, LLC)

Notes to Financial Statements—(Continued)

December 31, 2004 and 2003

(4)	Intercompany Loan

As discussed in note 2, the accompanying balance sheet includes an intercompany loan balance, which is made up of two components. First, the Parent’s allocated a portion of its total indebtedness based on the proportionate value of the Field Services assets assigned to the Company (see note 2). And second, the Parent manages the operations of the Company. The Parent collects the Company’s receivables and pays the Company’s costs and expenses. The net of receivables collected and payables paid on the Company’s behalf either increases or decreases the intercompany loan. As of December 31, 2004 and 2003, the intercompany loan balance was $2,671,744 and $20,925,951, respectively. The loan is unsecured and has no maturity date. Interest on the intercompany loan is based on interest paid by the Parent on its bank debt. In 2004 and 2003, 74.69% and 75.4%, respectively, of the Parent’s interest expense was allocated to the Company.

(5)	Income Taxes

In connection with the Parent’s change in tax status from a taxable entity to a non-taxable entity, the Parent was required to pay income taxes based on the difference between the fair value of its assets and liabilities and the tax basis of those assets and liabilities. Therefore, the Parent allocated current tax expense of $404,714 to the Company, representing the Company’s portion of the taxes due in connection with the Parent’s change in tax status. As a result, the Company reported a net tax benefit of $980,696, representing the current tax expense allocated by the Parent less the reversal of the Company’s previously recorded deferred tax liability of $1,385,410.

Deferred tax assets and liabilities are comprised of the following at December 31, 2003:

2003
Deferred tax assets :
Accounts receivable	$80,626
Deferred tax liabilities :
Property, plant, and equipment	(1,466,036)

Net deferred tax liabilities	$(1,385,410)

The differences between income taxes calculated based on the statutory federal income tax rate of 35% and the Company’s income tax provision for the period from June 25, 2003 (inception) through December 31, 2003 are summarized as follows:

2003
Federal income tax at 35%	$2,642,543
State taxes, net of federal benefit	193,616
Nondeductible expenses	3,941

$2,840,100

CANTERA NATURAL GAS, LLC MID CONTINENT DIVISION

(A Division of Cantera Natural Gas, LLC)

Notes to Financial Statements—(Continued)

December 31, 2004 and 2003

(6)	Contingencies and Commitments

(a) Capital Leases

In conjunction with the acquisition of Field Services, the Company assumed a lease arrangement with a third party leasing agent, whereby the Company leased five compressors under noncancelable capital lease obligations, expiring in May 2004. Aggregate minimum lease payments of $104,900 under the capital leases were paid during 2004. Of that amount, $3,200 represents interest.

(b) Operating Leases

The Company has lease commitments for various compressors that expire at various times through 2005. Total rental expense charged to operations for the year ended December 31, 2004 and for the period from June 25, 2003 (inception) through December 31, 2003 was $661,600 and $347,000, respectively. At December 31, 2004, future minimum payments under noncancelable operating leases are $36,000.

(c) Other

Under various contracts the Company is committed to gather and process natural gas, and to transport NGLs. Such contracts are based on market prices and vary in duration from one month to nine years.

From time to time, the Company is involved in legal and administrative proceedings or claims, which arise in the ordinary course of its business. While such matters always contain an element of uncertainty, management believes the matters of which they are aware will not individually or in the aggregate have a material adverse effect on the Company’s financial position or results of operations.

(7)	Pending Sale

On November 22, 2004, the Parent entered into a Purchase Agreement for the sale of 100% of the assets held by the Company for $191 million in cash payable at closing (the Disposition). The Parent expects consummation of the Disposition during the first quarter of 2005.

c. Certain Audited Financial Statements of Penn Virginia Resource Partners, L.P.

Following are these audited financial statements of Penn Virginia Resources Partners, L.P. (Acquired Assets):

•	Report of Independent Registered Public Accounting Firm

•	Statements of Operating Loss for the Year Ended December 31, 2002 and the Period from January 1, 2003 through July 2, 2003 (disposition)

•	Notes to Statements of Operating Loss

Report of Independent Registered Public Accounting Firm

Penn Virginia Resource Partners, L.P.:

We have audited the accompanying statements of operating loss (the Statements) for certain natural gas gathering and processing assets of Cantera Resources Holdings, LLC (Cantera) to be acquired by Penn Virginia Resource Partners, L.P. (Penn Virginia) (the Acquired Assets) for the period from January 1, 2003 through July 2, 2003 (disposition) and for the year ended December 31, 2002. The Statements are the responsibility of Cantera’s management. Our responsibility is to express an opinion on the Statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statements. We believe that our audits provide a reasonable basis for our opinion.

The accompanying Statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Current Report on Form 8-K/A) as described in note 1 and are not intended to be a complete presentation of the results of operations for the Acquired Assets.

In our opinion, the Statements referred to above present fairly, in all material respects, the operating loss for the Acquired Assets described in note 1 for the period from January 1, 2003 through July 2, 2003 (disposition) and for the year ended December 31, 2002 in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Denver, Colorado

February 18, 2005

PENN VIRGINIA RESOURCE PARTNERS, L.P.

Acquired Assets

Statements of Operating Loss

	Period from January 1, 2003 through July 2, 2003 (disposition)	Year ended December 31, 2002
Revenues:
Sale of residue gas	$87,802,015	$90,062,171
Sale of natural gas liquids	21,037,410	42,333,185
Sale of condensate and other	2,159,371	3,590,050
Gathering fees and other	2,249,590	4,551,442
Marketing revenue, net	1,478,193	5,435,916

Total revenue	114,726,579	145,972,764

Cost of gas purchased:
Cost of gas purchased	101,047,290	119,397,693
Cost of gas purchased from affiliates	402,701	959,397

Total cost of gas purchased	101,449,991	120,357,090

Gross margin	13,276,588	25,615,674
Operating expenses	6,422,574	13,765,538

Net margin	6,854,014	11,850,136

General, administrative, and depreciation:
General and administrative expense	1,207,977	4,223,534
Depreciation expense	6,279,218	13,161,869

Total general, administrative, and depreciation	7,487,195	17,385,403

Operating loss	$(633,181)	$(5,535,267)

See accompanying notes to statements of operating loss.

PENN VIRGINIA RESOURCE PARTNERS, L.P.

Acquired Assets

Notes to Statements of Operating Loss

Period from January 1, 2003 through July 2, 2003

and year ended December 31, 2002

(1)	Basis of Presentation

On November 22, 2004, Penn Virginia Resource Partners, L.P. (PVR) entered into a Purchase Agreement with Cantera Resources Holdings LLC (CRH) providing for PVR’s purchase from CRH (the Acquisition) of certain assets from Cantera Natural Gas, LLC (CNG), subsidiary of CRH engaged in the natural gas gathering and processing business, for $191 million cash payable at closing.

The Acquisition includes ownership and operation of midstream assets (the Acquired Assets) that include natural gas gathering pipelines that supply natural gas processing facilities. The Acquired Assets were acquired by CNG from CMS Field Services, Inc. (CMS) on July 2, 2003. The statements of operating loss reflect the Acquired Assets’ operations for the periods from January 1, 2003 through July 2, 2003 (the CMS disposition date), and for the year ended December 31, 2002, the periods in which they were owned by CMS.

The Acquired Assets derive revenues primarily from the sharing of sales proceeds of natural gas and natural gas liquids under contracts with natural gas producers and from fees charged for gathering and treating natural gas volumes and other related services.

The Acquired Assets are located in four geographic regions, as follows:

•	Oklahoma and Texas Panhandles—natural gas gathering pipelines that deliver gas to the Beaver processing facility;

•	North Central Oklahoma—low-pressure gathering pipelines that deliver natural gas to the Crescent gas plant;

•	North Central Texas—natural gas gathering pipelines that deliver gas to the Hamlin gas plant; and

•	Arkoma Basin—natural gas gathering pipelines that deliver gas to various market pipelines.

The accompanying statements of operating loss were prepared from the historical accounting records of CMS for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of the Acquired Assets’ results of operations. These statements do not include income taxes, interest income, or interest expense. These items are not included because the Acquisition represents only a portion of a business, and the costs incurred by CMS are not necessarily indicative of the costs to be incurred by PVR. Because of the omissions and future changes in the Acquired Assets and their operations, the accompanying statements of operating loss are not indicative of the future results of operations of the Acquired Assets.

Historical financial information reflecting financial position, results of operations, and cash flows of the Acquired Assets is not presented because it is not available and because the entire acquisition cost was assigned to the Acquired Assets. Accordingly, the historical statements of operating loss have been presented in lieu of the financial statements required under Rule 3-05 of Securities and Exchange Commission Regulation S-X.

(2)	Marketing Revenue, Net

Marketing revenue, net is comprised of marketing revenue of $171,200,652 and $306,192,436 for the period ended July 2, 2003 and year ended December 31, 2002, respectively, less the cost of marketing gas purchases of $169,722,459 and $300,756,520, respectively.

PENN VIRGINIA RESOURCE PARTNERS, L.P.

Acquired Assets

Notes to Statements of Operating Loss—(Continued)

Period from January 1, 2003 through July 2, 2003

and year ended December 31, 2002

Included in marketing revenue are transactions with affiliates of $26,631,246 and $100,841,532 for the period ended July 2, 2003 and year ended December 31, 2002, respectively.

(3)	Related-Party Transactions

During 2002 and 2003, operating efforts were revised to focus primarily on the sale of residue gas to unrelated third parties, rather than to affiliates. Consequently, marketing revenue from affiliates declined to $26,631,246 for the period from January 1, 2003 through July 2, 2003 from $100,841,532 for the year ended December 31, 2002 and, upon conveyance of the Acquired Assets from CMS to CNG on July 2, 2003, marketing revenue from affiliates was discontinued.

d. Certain Unaudited Pro Forma Condensed Consolidated Financial Statements of Penn Virginia Corporation.

Following are these unaudited pro forma condensed consolidated financial statements of Penn Virginia Corporation:

•	Unaudited pro forma condensed combined balance sheet as of December 31, 2004, which is based on Penn Virginia Corporation’s historical consolidated balance sheet as of December 31, 2004 and gives effect to PVR’s acquisition of Cantera Resources as if such acquisition had occurred on December 31, 2004.

•	Unaudited pro forma condensed combined income statement for the year ended December 31, 2004, which has been derived from Penn Virginia Corporation’s audited consolidated statement of income and Cantera Natural Gas LLC—Mid Continent Division’s audited consolidated statement of operations for the year ended December 31, 2004. The pro forma income statement gives effect to PVR’s acquisition of Cantera Resources as if such acquisition occurred on January 1, 2004.

PENN VIRGINIA CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

DECEMBER 31, 2004

(in thousands)

	Historical Penn Virginia	Cantera Acquisition		Pro Forma
ASSETS
Current assets
Cash	$25,471	$2,000	(A)	$27,471
Accounts receivable	40,003	41,959	(A)	81,962
Income taxes receivable	4,389	—		4,389
Assets held for sale	9,694	—		9,694
Other current assets	4,682	3,164	(A)	7,846

Total current assets	84,239	47,123		131,362
Property and equipment, net	665,488	145,448	(A)	810,936
Equity investments	27,881	—		27,881
Intangibles	—	40,052	(A)	40,052
Goodwill	—	8,766	(A)	8,766
Other long-term assets	5,727	2,031	(B)	7,758

Total assets	$783,335	$243,420		$1,026,755

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$8,899	$37,261	(A)	$46,160
Accrued liabilities	26,353	325	(A)	26,678
Current portion of long-term debt	4,800	—		4,800
Hedging liabilities	1,723	—		1,723

Total current liabilities	41,775	37,586		79,361
Other liabilities	18,971	—		18,971
Deferred income taxes	97,912	—		97,912
Long-term debt	188,926	205,834	(B)	394,760
Minority interest in PVR	182,891	—		182,891
Shareholders’ equity	252,860	—		252,860

Total liabilities and shareholders’ equity	$783,335	$243,420		$1,026,755

PENN VIRGINIA CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENT

FOR THE YEAR ENDED DECEMBER 31, 2004

(in thousands, except per unit amounts)

	Historical Penn Virginia	Historical Cantera	Pro Forma Adjustments		Pro Forma
Revenues:
Oil and condensate	$13,364	$—	$—		$13,364
Natural gas	138,422	—	—		138,422
Natural gas midstream	—	285,532	—		285,532
Coal royalties	69,643	—	—		69,643
Other	6,996	—	—		6,996

Total revenue	228,425	285,532	—		513,957

Expenses:
Cost of gas purchased	—	240,189	—		240,189
Operating	32,253	11,802	—		44,055
Exploration	26,058	—	—		26,058
General and administrative	26,170	3,898	—		30,068	(G)
Depreciation, depletion and amortization	54,952	6,027	8,703	(C)	69,682
Loss on assets held for sale	7,541	—	—		7,541
Impairment of oil and gas properties	655	—	—		655

Total operating expenses	147,629	261,916	8,703		418,248

Operating income	80,796	23,616	(8,703)		95,709

Other income (expense)
Interest expense	(7,672)	(534)	(8,471	) (D)	(16,677)
Interest income and other	1,101	76	—		1,177

Minority interest	(19,023)	—	(3,321	) (E)	(22,344)
Income tax expense	(21,847)	981	(2,048	) (F)	(22,914)

Net income	$33,355	$24,139	$(22,544)		$34,950

Net income per share, basic	$1.82				$1.91

Net income per share, diluted	$1.81				$1.89

Weighted average shares outstanding, basic	18,306				18,306

Weighted average shares outstanding, diluted	18,467				18,467

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Basis of Presentation and Transactions

The unaudited pro forma condensed combined financial statements are based on certain assumptions and do not purport to be indicative of the results which actually would have been achieved if the acquisition of Cantera Natural Gas, LLC—Mid Continent Division (Cantera) had been consummated on the dates indicated or which may be achieved in the future. The purchase accounting adjustments made in connection with the development of the unaudited pro forma combined financial statements are preliminary and have been made solely for purposes of presenting such pro forma financial information.

It has been assumed that for purposes of the unaudited pro forma condensed combined balance sheet, the following transactions occurred on December 31, 2004, and for purposes of the unaudited pro forma condensed combined income statement, the following transactions occurred on January 1, 2004. The unaudited pro forma condensed combined balance sheet data adjusts the December 31, 2004 balance sheet of Penn Virginia Corporation (Penn Virginia) for the acquisition of Cantera using the purchase method of accounting. The unaudited pro forma condensed combined income statement for the year ended December 31, 2004 combines the results of operations for the year ended December 31, 2004 of Penn Virginia, with the results of operations for the year ended December 31, 2004 of Cantera, after giving effect to the pro forma adjustments. The pro forma financial statements reflect the closing of the following transactions:

•	The acquisition of Cantera by Penn Virginia Resource Partners L.P., (“PVR”) for a purchase price of $191.0 million plus working capital adjustments and acquisition fees;

•	The closing of an amended credit facility of $260 million, consisting of a $150 million revolving credit facility with a $110 million term loan, which PVR used to initially fund the Cantera acquisition;

Pro Forma Adjustments to Balance Sheet

(A)	Reflects adjustments of the estimated preliminary pro forma allocation of the purchase price of the Cantera acquisition as of December 31, 2004 using the purchase method of accounting. The following is a calculation of the allocation of the purchase price to the assets acquired and liabilities assumed based on their relative fair values (in thousands):

Cash consideration paid for Cantera	$200,303
Plus: acquisition costs	3,500

Total purchase price	203,803
Plus: current liabilities assumed	37,586

Total purchase price plus liabilities assumed	$241,389

Fair value of assets acquired:
Current assets	$47,123
Property and equipment, net	145,448
Intangible assets	40,052	(i)
Goodwill	8,766	(ii)

Total fair value of assets acquired	$241,389

(i)	The preliminary purchase price includes approximately $40.1 million of intangible assets that are primarily associated with assumed contracts and customer relationships. These intangible assets will be amortized over the period in which benefits are derived from the contracts and relationships assumed, and will be reviewed for impairment under Statement of Financial Accounting Standards (SFAS) No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets”.

(ii)	The preliminary purchase price includes approximately $8.8 million of goodwill. The significant factors that contributed to the recognition of goodwill include entering into the midstream gas gathering and processing business and the ability to acquire an established business with an assembled workforce. Under SFAS No. 141 “Business Combinations” and SFAS 142 “Goodwill and Other Intangible Assets,” goodwill recorded in connection with a business combination is not amortized, but tested for impairment at least annually. Accordingly, the accompanying unaudited pro forma combined income statement does not include amortization of the goodwill recorded in the acquisition.

(B)	Represents the payment of debt financing fees of $2.0 million associated with the closing of PVR’s amended revolving credit facility and term loan and the concurrent net borrowings of $205.8 million used for the acquisition of Cantera.

Pro Forma Adjustments to Income Statement

(C)	Reflects the additional depreciation and amortization based on the fair value allocated to property, plant and equipment and intangible assets, respectively.

(D)	Reflects the pro forma adjustment to interest expense applicable to Penn Virginia for the year ended December 31, 2004 as follows (in thousands):

Cantera historical interest expense	$(534)
Bank debt ($205.8 million drawn under amended loan facility at an assumed rate of 4.1%)	8,439
Additional interest rate of 0.25% on senior unsecured notes	221
Incremental amortization of deferred debt financing fees	345

Pro forma adjustment to interest expense	$8,471

(E)	Represents the elimination of minority interest unitholders’ portion of Cantera net income and proforma adjustments given Penn Virginia’s approximate 45% ownership of PVR as of December 31, 2004.

(F)	Represents the adjustment necessary to achieve an approximate 40% effective tax rate on proforma income before taxes.

(G)	Reflects an additional $3.9 million of general and administrative costs which are based on Cantera’s historical operations. As a result of the Cantera acquisition, PVR anticipates incurring incremental general and administrative costs (e.g. accounting support services, additional management and additional professional fees) over and above our historical general and administrative expense at an annual rate of approximately $4.5-$5.0 million. The pro forma financial statements do not reflect any adjustments for estimated incremental costs.

2.	Derivative Financial Instruments

When PVR agreed to acquire the midstream business from Cantera, one of its objectives was to support the economics of that acquisition. This objective was achieved by entering into pre-closing commodity price hedging agreements covering approximately 75 percent of the net volume of NGLs expected to be sold from April 2005 through December 2006. Rising commodity prices resulted in a significant change in the market value of those hedging agreements before they qualified for hedge accounting. This change in market value resulted in a $13.9 million non-cash charge to earnings for the unrealized loss on derivatives. Subsequent to the Cantera acquisition, PVR evaluated the effectiveness of the derivative contracts in relation to the underlying commodities and designated the contracts as cash flow hedges in accordance with SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. Upon qualifying for hedge accounting, changes in the derivative contracts’ market value are accounted for as other comprehensive income or loss to the extent they are effective rather than a direct impact on net income. SFAS No. 133 requires PVR to continue to measure the effectiveness of the derivative contracts in relation to the underlying commodity being hedged, and it will be required to record the ineffective portion of the contracts in net income for the respective period. Cash settlements with the counterparties to the hedging agreements will occur monthly in the future over the life of the agreements, with PVR receiving a correspondingly higher or lower amount for the physical sale of the commodity over the same period. Several derivative contracts for ethane, propane, crude oil and natural gas entered into subsequent to the Cantera Acquisition have been designated as cash flow hedges.

e.	Exhibits

The following exhibits are being furnished herewith.

23.1	Consent of KPMG LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2005

Penn Virginia Corporation

By:	/s/ FRANK A. PICI
Frank A. Pici
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

23.1	Consent of KPMG LLP.